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                                                                   Exhibit 10

BUSINESS LEASE


     The Landlord and the Tenant agree to lease the Rental Space for the Term and at the Rent stated, as follows: (The words Landlord and Tenant include all landlords and all tenants under this Lease.)

Landlord   HOOT OWL FARMS, INC.          Tenant inTEST CORP,.a.DE.Corporation
           c/o Lahn Real Estate, Inc.           2 Pin Oak Lane
           Rte, 70 and 73 Cir.                  Cherry Hill,.NJ 08003
           POB 248, Marlton, NJ    08053

Rental Space    Approximately 11,000 sq. ft. of a 22,000 sq. ft., M/L building on the East side of Old Cuthbert Road as identified as Section
                1.

in the Building at   1871 Old Cuthbert Road, Cherry Hill, NJ  08003

Date of Lease   July 28, 1999  Rent for the Term is $242,000.00
Term            5 years
   Beginning    9/1/99         The Rent is payable in advance on the
   Ending       8/31/2004        first day of each month, as follows:
Security        $4,000.00      9/1/99-8/31/01, $4.25 s.f. NN ($3,895.83/mo.)*
                               9/1/01-8/31/04, $4.50 s.f. NN ($4,125.00/mo.)*
Broker. The Landlord and the Tenant
recognize                              Rent payable to "HOOT OWL FARMS, INC."
    LAHN AGENCY INC. AND MERTZ CORP.                   Rte. 70 & 73 Circle
as the Broker who brought about this                   Marlton, NJ 08053
Lease.  The Landlord shall pay the
Broker's commission                  * Plus Tenants proportional share (50%)
                                       of Annual property taxes and insurance

Liability Insurance. Minimum amounts: for each person injured $500,000.00 for any one accident $1,000,000.00 for property damage $500,000.00

Use of Rental Space    Machine Shop and Office

Additional agreements: 1) Late payment of rent: Tenant shall be assessed and pay an additional amount of eight (8%) percent of monthly rent as a late charge for all monthly rent payments received after ten (10) days from scheduled due date. In the event that a check tendered in payment of rent hereunder is returned by the bank as uncollectible, tenant shall also pay an additional charge of $20.00. 2)Upon signing lease, tenant shall pay $7,895.83, representing first months rent ($3,895.83) and security deposit ($4,000.00). Tenant may take occupancy at that time but may not begin operations until tenant receives a certificate of occupancy.

Table of Contents
1.Possession and Use                       6.No Alterations
2.Delay in Giving of Possession           17.Signs
3.No Assignment or Subletting             18.Access to Rental Space
4.Rent and Additional Rent                19.Fire and Other Casualty
5.Security                                20.Eminent Domain
6.Liability Insurance                     21.Subordination to Mortgage
7.Unavailability of Fire Insurance,       22.Tenant's Certificate
    Rate Increases                        23 Violation, Eviction, Re-entry and
8.Water Damage                                 Damages
9.Liability of Landlord and Tenant        24.Notices
10.Real Estate Taxes                      25.No Waiver
11.Acceptance of Rental Space             26.Survival
12.Quiet Enjoyment                        27.End of Term
13.Utilities and Services                 28.Binding
14.Tenant's Repairs, Maintenance,         29.Full Agreement
    and Compliance
15.Landlord's Repairs and Maintenance

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1. Possession and Use
     The Landlord shall give possession of the Rental Space to the Tenant for the Term. The Tenant shall take possession of and use the Rental Space for the purpose stated above. The Tenant may not use the Rental Space for any other purpose without the written consent of the Landlord.

     The Tenant shall not allow the Rental Space to be used for any unlawful or hazardous purpose. The Tenant is satisfied that the Rental Space is zoned for the Use stated. The Tenant shall obtain any necessary certificate of occupancy or other certificate permitting the Tenant to use the Rental Space for that Use.

     The Tenant shall not use the Rental Space in any manner that results in
(1) an increase in the rate of fire or liability insurance or (2) cancellation of any fire or liability insurance policy on the Rental Space. The Tenant shall comply with all requirements of the insurance companies insuring the Rental Space. The Tenant shall not abandon the Rental Space during the Term of this Lease or permit it to become vacant.

2. Delay in Giving of Possession
     This paragraph applies if (a) the Landlord cannot give possession of the Rental Space to the Tenant on the beginning date and (b) the reason for the delay is not the Landlord's fault. The Landlord shall not be held liable for the delay. The Landlord shall then have 30 days in which to give possession. If possession is given within that time, the Tenant shall accept possession and pay the Rent from that date. The ending date of the Term shall not change. If possession is not given within that time this Lease may be cancelled by either party on notice to the other.

3. No Assignment or Subletting.
     The Tenant may not do any of the following without the Landlord's written consent: (a) assign this Lease (if the Tenant is a corporation, the sale of a majority of its common shares shall be treated as an assignment), (b) sublet all or any part of the Rental Space or (c).permit any other person or business to use the Rental Space.

4. Rent and Additional Rent
     Tenant shall pay the rent to the Landlord at the Landlord's address.

     If the Tenant fails to comply with any agreement in this Lease, the Landlord may do so on behalf of the Tenant. The Landlord may charge the cost to comply, including reasonable attorney's fees, to the Tenant as "additional rent". The additional rent shall be due and payable as Rent with the next monthly Rent payment. Non-payment of additional rent shall give the Landlord the same rights against the Tenant as if the Tenant failed to pay the Rent.

5. Security
     The Tenant has given to the Landlord the Security stated above. The Security shall be held by the Landlord during the Term of this Lease. The Landlord may deduct from the Security any expenses incurred in connection with the Tenant's violation of any agreement in this Lease. For example, if the Tenant does not leave the Rental Space in good condition at the end of the Term, the Security may be used to put it in good condition. If the amount of damage exceeds the Security, the Tenant shall pay the additional amount to the Landlord on demand.

     If the Landlord uses the Security or any part of it during the Term, the Tenant shall on demand pay the Landlord for the amount spent. The amount of the Security is to remain constant throughout the Term. The Security is not to be used by the Tenant for the payment of Rent. The Landlord shall repay to the Tenant any balance remaining within a reasonable time after the end of the Term. The Tenant shall not be entitled to interest on the Security.


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     If the Landlord's interest in the Rental Space is transferred, the
Landlord shall turn over the Security to the new Landlord. The Landlord shall notify the Tenant of the name and address of the new Landlord. Notification must be given within 5 days after the transfer, by registered or certified mail. The Landlord shall then no longer be responsible to the Tenant for the repayment of the Security. The new Landlord shall be responsible to the Tenant for the return of the Security.

6. Liability Insurance
     The Tenant shall obtain, pay for, and keep in effect for the benefit of the Landlord and the Tenant public liability insurance on the Rental Space. The insurance company and the broker must be acceptable to the Landlord. This coverage must be in the minimum amounts stated above.

    All policies shall state that the insurance company cannot cancel or refuse to renew without at least 10 days written notice to the Landlord.

    The Tenant shall deliver the original policy to the Landlord with proof of payment of the first year's premiums. This shall be done not less than 15 days before the Beginning of the Term. The Tenant shall deliver a renewal policy to the Landlord with proof of payment not less than 15 days before the expiration date of each policy.

7. Unavailability of Fire Insurance, Rate Increases
     If due to the Tenant's use of the Rental Space the Landlord cannot obtain fire insurance on the Building in an amount and form acceptable to the Landlord, the Landlord may cancel this Lease on 30 days notice to the Tenant. If due to the Tenant's use of the Rental Space the fire insurance rate is increased, the Tenant shall pay the increase in the premium to the Landlord on demand.

8. Water Damage
     The Landlord shall not be liable for any damage or injury to any persons or property caused by the leak or flow of water from or into any part of the Building.

9. Liability of Landlord and Tenant
     The Landlord shall not be liable for injury or damage to any person or property unless it is due to the Landlord's act or neglect. The Tenant shall defend the Landlord from and reimburse the Landlord for all liability and costs resulting from any injury or damage due to the act or neglect of the Tenant or the Tenant's employees.

10. Real Estate Taxes.
     N/A

11. Acceptance of Rental Space
     The Tenant has inspected the Rental Space and agrees that the Rental Space is in satisfactory condition. The Tenant accepts the Rental Space "as is".

12. Quiet Enjoyment
     The Landlord has the right to enter into this Lease. If the Tenant complies with this Lease, the Landlord must provide the Tenant with undisturbed possession of the Rental Space.

13. Utilities and Services
     The Tenant shall arrange and pay for all utilities and services required for the Rental Space, including the following:
(a) Heat                   (d) Gas
(b) Hot and cold water     (e) Maintenance service contracts
(c) Electricity            (f) Exterminating contracts
(g) and any other utilities or services used by Tenant from date of signing of this Lease, including trash removal.

     The Landlord shall pay for the following utilities and services:
          a) snow removal


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     The Landlord is not liable for any stoppage or reduction of utilities and services beyond the control of the Landlord. This does not excuse the Tenant from paying Rent.

14. Tenant's Repairs, Maintenance, and Compliance
     The Tenant shall:

     (a) Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters, or similar groups.

     (b) Maintain the Rental Space and all equipment and fixtures in it in good repair and appearance, including HVAC system.

     (c) Make all necessary repairs to the Rental Space and all equipment and fixtures in it, except structural repairs.

     (d) Maintain the Rental Space in neat, clean, safe, and sanitary condition free of all garbage.

     (e) Keep the walks, driveway, parking area, yard, entrances, hallways, and stairs clean and free from trash and debris.

     (f) Use all electric, plumbing and other facilities in the Rental Space safely.

     (g) Use no more electricity than the wiring or feeders to the Rental Space can safely carry.

     (h) Replace all broken glass in the Rental Space.

     (i) Do nothing to destroy, deface, damage, or remove any part of the Rental Space.

     (j) Keep no inflammable or dangerous things in the Rental Space.

     (k) Promptly notify the Landlord when there are conditions which need repair.

     (l) Do nothing to destroy the peace and quiet of the Landlord, other tenants, or persons in the neighborhood.

     (m) Tenant shall be responsible for all plate glass and shall carry plate glass insurance naming Landlord as additional insured under the policy.

     The Tenant shall pay any expenses involved in complying with the above.

15. Landlord's Repairs and Maintenance
     The Landlord shall:

     (a) Maintain the public areas, roof and exterior walls in good condition.

     (b) Make all structural repairs unless these repairs are made necessary by the act or neglect of the Tenant or the Tenant's employees. Specifically excluding any air conditioning units or systems installed by Tenant.

     (c) Make necessary replacements of the plumbing, cooling, heating and electrical systems, except when made necessary by the act or neglect of the Tenant or the Tenant's employees.

16. No Alterations
     The Tenant may not make any changes or additions to the Rental Space without the Landlord's written consent. Any changes or additions made without the Landlord's written consent shall be removed by the Tenant on demand.

     All changes or additions made with the Landlord's written consent shall become The property of the Landlord when completed and paid for by the Tenant. They shall remain as part of the Rental Space at the end of the Term. The Landlord may demand that the Tenant remove any changes or additions at the end of the Term. The Tenant shall promptly pay for all costs of any changes or additions. The Tenant shall not allow any mechanic's lien or other claim to be filed against the Building. If any lien or claim is filed against the Building, the Tenant shall have it promptly removed.

17. Signs
     The Tenant shall obtain the Landlord's written consent before placing any sign on or about the Rental Space. Signs must conform with all applicable municipal ordinances and regulations. All costs to be borne by Tenant.

18. Access to Rental Space
     The Landlord shall have access to the Rental Space on reasonable notice to the Tenant to (a) inspect the Rental Space (b) make necessary repairs, alterations, or improvements, (c) supply services, and (d) show it to prospective buyers, mortgage lenders, contractors or insurers.

     The Landlord may show the Rental Space to rental applicants at reasonable hours on notice to the Tenant within 6 months before the end of the Term.

     The Landlord may enter the Rental Space at any time without notice to the Tenant in case of emergency.

19. Fire and Other Casualty
     The Tenant is liable for the acts and neglect of the Tenant's employees.

     The Tenant shall notify the Landlord at once of any fire or other casualty in the Rental Space. The Tenant is not required to pay Rent when the Rental Space is unusable. If part of the Rental Space can be used, the Tenant must pay Rent pro-rata for the usable part. If the fire or other casualty is caused by the act or neglect of the Tenant, the Tenant shall pay for all repairs and all other damage.

     If the Rental Space is partially damaged by fire or other casualty without the act or neglect of the Tenant, the Landlord shall repair it as soon as possible. This includes the damage to the Rental Space and fixtures installed by the Landlord. The Landlord need not repair or replace anything installed by the Tenant.

     Either party may cancel this Lease if the Rental Space is so damaged by fire or other casualty that it cannot be repaired within 90 days. If the parties cannot agree, the opinion of a contractor chosen by the Landlord and the Tenant will be binding on both parties. The Tenant may not cancel this Lease if the fire or other casualty is caused by the act or neglect of the Tenant.

     This Lease shall end if the Rental Space is totally destroyed by fire or other casualty without the act or neglect of the Tenant. The Rent shall be paid to the date of destruction.

20. Eminent Domain
     Eminent domain is the right of a government to lawfully condemn and take private property for public use. Fair value must be paid for the property. The taking occurs either by court order or by deed to the condemning party. If any part of the Rental Space is taken by eminent domain, either party may cancel this lease on 30 days notice to the other. The entire payment for the taking shall belong to the Landlord. The Tenant shall make no claim for the value of the remaining part of the Term.

21. Subordination to Mortgage
     In a foreclosure sale all mortgages which now or in the future affect the Building have priority over this Lease. This means that the holder of a mortgage may end this Lease on a foreclosure sale. The Tenant shall sign all papers needed to give any mortgage priority over this Lease. If the Tenant refuses, the Landlord may sign the papers on behalf of the Tenant.

22. Tenant's Certificate
     At the request of the Landlord, the Tenant shall sign a certificate stating that (a) this Lease has not been amended and is in effect, (b) the Landlord has fully performed all of the Landlord's agreements in this Lease,
(c) the Tenant has no rights to the Rental Space except as stated in this Lease, (d) the Tenant has paid all Rent to date, and (e) the Tenant has not paid Rent for more than one month in advance. The Certificate shall also list all the property attached to the Rental Space owned by the Tenant.

23. Violation, Eviction, Re-entry and Damages
     If the Tenant violates any agreement in this Lease, the Landlord has the right to end this Lease and re-enter the Rental Space. This is done by eviction. The Landlord may also evict the Tenant for all other causes provided by law. Eviction is a court procedure to remove a tenant. It is started by the filing, of a complaint in court and the service of a summons on a tenant to appear in court. After a court order of eviction and compliance with the warrant of removal, the Landlord may re-enter and take back possession of the Rental Space. If the cause for eviction is non-payment of Rent, notice does not have to be given to the Tenant before the Landlord files a complaint. If there is any other cause to evict, the Landlord must give to the Tenant the notice required by law before the Landlord files a complaint.

     The Tenant is liable for all damages caused by the Tenant's violation of any agreement in this Lease. This includes reasonable attorney's fees and costs.

     After eviction the Tenant shall pay the Rent for the Term or until the Landlord re-rents the Rental Space, if sooner. If the Landlord re-rents the Rental Space for less than the Tenant's Rent, the Tenant shall pay the difference until the end of the Term. The Tenant shall not be entitled to any excess resulting from the re-renting. The Tenant shall also pay (a) all reasonable expenses incurred by the Landlord in preparing the Rental Space for re-renting and (b) commissions paid to a broker for obtaining a new tenant.

24. Notices
     All notices given under this Lease must be in writing. Unless otherwise provided by law, they may be given by (a) personal delivery, or (b) certified mail, return receipt requested. Each party must accept the certified mail sent by the other. Notices shall be addressed to the Landlord at the address written at the beginning of this Lease and to the Tenant at the Rental Space.

25. No Waiver
     The Landlord's failure to enforce any agreement in this Lease does not prevent the Landlord from enforcing the agreement as to any later violations.

26. Survival
     If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in effect.

27. End of Term
     At the end of the Term the Tenant shall (a) leave the Rental Space clean,
(b) remove all of the Tenant's property, (c) remove all signs and restore that portion of the Rental Space on which they were placed, (d) repair all damage caused by moving, and (e) return the Rental Space to the Landlord in the same condition as it was at the beginning of the Term except for normal wear and tear.

     If the Tenant leaves any property in the Rental Space, the Landlord may
(a) dispose of it and charge the Tenant for the cost of disposal, or (b) keep it as abandoned property.

28. Binding
     This Lease binds the Landlord and the Tenant and all parties who lawfully succeed to their rights or take their places.


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29. Full Agreement
     The parties have read this Lease. It contains their full agreement. It may not be changed except in writing signed by the Landlord and the Tenant.

30. See ISRA ADDENDUM AITACHED

31. See ATTACHED ADDENDA



Signatures

     The Landlord and the Tenant agree to the terms of this Lease by signing below. If a party is a corporation, this Lease is signed by the proper corporate officers and its corporate seal is affixed.

Witness or attested by:                  HOOT OWL FARMS, INC., Landlord

/s/ William L. Slobodnik            BY:  /s/ Herbert Lahn
-------------------------                ------------------------------- L.S.
As to Landlord                           Herbert Lahn, President

                                         inTEST CORPORATION, a DE Corporation

/s/ Susan M. Knox-Dawson            BY:  /s/ Hugh T. Regan, Jr.
-------------------------                ------------------------------- L.S.
As to Tenant                             Hugh T. Regan, Jr., Treas. & CFO

ADDENDA BETWEEN HOOT OWL FARM, INC. & inTEST CORP.

31. Landlord will:
    a. carpet existing offices (Tenant may select color)
    b. Install drive-in ramp on tail gate door nearest to Cuthbert Rd.
    c. Install 3 phase, 400 amp service to building; tenant to distribute electricity within building as required at Tenants expense
    d. Install a/c systems for total space

32. Tenant acknowledges that one or more of the principals of Lahn Real Estate, Inc. and Lahn Agency, Inc. hold a New Jersey real estate license, have an ownership in the property being leased hereunder. Tenant waives any rights, which Tenant may have by virtue of this fact.

33. Tenant has the option to renew this lease upon its expiration for an additional five (5) years, provided tenant has met all conditions of this lease and shall notify Landlord by certified mail 90 days prior to the expiration of the lease of its intent to renew. The net/net rent shall be:

         lst & 2nd years $5.00 sq. ft. net/net
         3rd & 4th years $5.50 sq. ft. net/net
         5th year        $6.00 sq. ft. net/net


HOOT OWL FARMS, INC.                    inTEST CORPORATION



/s/ Herbert Lahn                        /s/ Hugh T. Regan, Jr.
-----------------------------           -----------------------------------
Herbert Lahn, President                 Hugh T. Regan, Jr., Treasurer & CFO

Dated:  7/28/99                         Dated:  7/27/99

ISRA ADDENDUM



     Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq as amended by P.L. 1993, Ch. 139 and the Regulations promulgated thereunder and any amending or successor legislation and regulations ("ISRA") in the event of a closing of Tenant's operations, a transfer of Tenant's operations, or a change in the ownership of Tenant which would trigger ISRA.

     The Tenant acknowledges that whether it is covered by ISRA or is not covered by ISRA due to its SIC number or for any other reason, Tenant shall be responsible for all remediation, at its own expense, of any spills, discharge of toxic or hazardous substances, pollutants or waste by Tenant (or its servants, agents, invitees, or licensees) or resulting directly from Tenant's use and occupancy of the premises, regardless of whether the ISRA-triggering event is related to Tenant or Landlord.

     In no event, however, shall Tenant be responsible for any remediation at the premises unless resulting directly from Tenant's use and occupancy of the premises, or to the discharge of a hazardous or toxic substance, pollutant or waste at the premises by Tenant (or its servants, agents, invitees or licensees) during Tenant's lease term. Landlord shall be responsible for remediation of any discharge, spill or pollution which occurred prior to Tenant's occupancy of the premises.

     The Tenant will take all necessary steps at Tenant's sole expense to accomplish such cleanup, remediation, and removal promptly upon the earliest of (a) written notification to do so by the Landlord, (b) discovery by the Tenant of the existence of the spill, pollution or leak, or (c) the termination of the Lease.

     The Tenant shall indemnify and hold harmless Landlord and Landlord's successors, assigns, servants, agents and employees from any fines or other liability resultant from any spills, pollution or leaks occurring during the occupancy by Tenant. This indemnification includes the cost of remediation, investigation costs, restoration, attorney's fees and costs of governmental authorities, and third-party claims resulting from the contamination, disposal or discharge.

     Tenant, at Tenant's cost, shall accomplish all necessary cleanup, remediation and removal in accordance with all applicable state and federal laws and all of the regulations of governmental and quasi-governmental bodies. The Landlord shall have the right to monitor progress of same, so long as much monitoring does not interfere with the tenant's remediation or cause tenant to incur any additional expenses for the requisite work.


LANDLORD:                               TENANT:
HOOT OWL FARMS, INC.                    inTEST CORPORATION, a Delaware Corp.



/s/ Herbert Lahn                        /s/ Hugh T. Regan, Jr.
-----------------------------           -----------------------------------
Herbert Lahn, President                 Hugh T. Regan, Jr., Treasurer & CFO

Dated:  7/28/99                         Dated:  7/27/99